Exhibit 10.2

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT TO CHANGE IN CONTROL AGREEMENT (the “Amendment”) is entered into as of the 20th day of April, 2016 by and between MAINSOURCE FINANCIAL GROUP, INC. (the “Company”), an Indiana corporation, and CHRIS HARRISON (the “Executive”).

RECITALS:

WHEREAS, Executive and the Company are parties to a Change in Control Agreement dated as of May 4, 2012 (the “Agreement”), as such Agreement may have been amended as of the date of this Agreement; and

WHEREAS, the Company and Executive desire to execute this Amendment to amend certain terms of the Agreement; and

WHEREAS, the Board has authorized the Company to enter into this Amendment; and

WHEREAS, except as specifically amended herein, the Agreement shall remain in full force and effect.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the company and the Executive, hereby agree as follows:

AGREEMENT:

1.	Definitions. All terms capitalized and not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.	Payments Upon Termination of Employment. All references in Section 4(a)(ii) of the Agreement to payments calculated using a multiple of “1.5 times” shall be replaced with a multiple of “2.0 times”.

3.	Continued Coverage. All references in Section 4(b) of the Agreement to an “18-month period” for purposes of continuation medical coverage shall be replaced with “12-month period”.

4.	Continuing Effect. Except as otherwise provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.

5.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

6.

Miscellaneous.  No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by a duly authorized officer of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and Executive has executed this Agreement, in each case as of the day and year first set forth above.

MAINSOURCE FINANCIAL GROUP, INC.

/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr., President and Chief Executive Officer

EXECUTIVE

/s/ Chris Harrison
Chris Harrison

2105 N. State Rd 3 Bypass
Greensburg, IN 47240